Exhibit 99.1

August 3, 2017

EFI Announces Postponement of Conference Call

FREMONT, Calif., August 3, 2017 (GLOBE NEWSWIRE) – Electronics For Imaging, Inc. (Nasdaq:EFII), a world leader in customer-focused digital printing innovation, is postponing the conference call at which it anticipated discussing second quarter 2017 preliminary results in order to enable the Company to complete an assessment of the timing of recognition of revenue. The assessment is related to certain transactions where a customer signed a sales contract for one or more large format printers and was invoiced, and the printer(s) were stored at a third party in-transit warehouse prior to delivery to the end user.

In addition, EFI is in the process of completing an assessment of the effectiveness of EFI’s current and historical disclosure controls and internal control over financial reporting. EFI expects to report a material weakness in internal control over financial reporting related to this matter. EFI also expects to report that EFI’s disclosure controls were not effective in prior periods.

The Company currently expects that the total aggregate revenue for the periods under review will not be materially different from the aggregate revenue that was previously reported for those periods, taking into account any revenue from the prior periods that may be moved into the current or upcoming periods.

The Audit Committee of EFI’s Board of Directors is conducting an independent review related to the matter and has retained independent professionals to assist in that review.

A subsequent press release will be issued announcing a new date and time for the distribution of earnings information for the second quarter of 2017. EFI may be unable to file its Form 10-Q for the second quarter of 2017 on a timely basis.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “address”, “anticipate”, “believe”, “consider”, “continue”, “develop”, “estimate”, “expect”, “further”, “look”, and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s strategy, plans, expectations regarding the scope or the outcome of EFI’s review of the accounting matter, its revenue growth, introduction of new products, product portfolio, productivity, future opportunities for EFI and its customers, demand for products, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, potential differences between the results disclosed in this release and the Company’s final results when disclosed in its Quarterly Report on Form 10-Q as a result of developments that may arise between now and the disclosure of the final results; intense competition in each of our businesses, including competition from products developed by EFI’s customers; unforeseen expenses; fluctuations in currency exchange rates; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; our ability to successfully integrate acquired businesses; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and supply of components; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for our related products; the impact of changing consumer preferences on demand for our textile products; litigation involving intellectual property rights or other related matters; the uncertainty regarding the amount and timing of future share repurchases by EFI and the origin of funds used for such repurchases; the market prices of EFI’s common stock prior to, during and after the share repurchases; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release and are subject to revision until the Company will have filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. EFI undertakes no obligation to update information contained in this press release.

For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

About EFI

EFI™ is a global technology company, based in Silicon Valley, and is leading the worldwide transformation from analog to digital imaging. We are passionate about fueling customer success with products that increase competitiveness and boost productivity. To do that, we develop breakthrough technologies for the manufacturing of signage, packaging, textiles, ceramic tiles, and personalized documents, with a wide range of printers, inks, digital front ends, and a comprehensive business and production workflow suite that transforms and streamlines the entire production process. (www.efi.com)

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Contact Information:

Investor Relations

JoAnn Horne

Market Street Partners

ir@efi.com

415-445-3233